CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated June 29, 2021 on the financial statements of CR Global Holdings, Inc. as of December 31, 2020, included in the Form 1-A Tier II Offering. We also consent to application of such report to the financial information in the Form 1-A Tier II Offering, when such financial information is read in conjunction with the financial statements referred to in our report.

Chesapeake, Virginia June 29, 2021